Exhibit 99.1

FOR IMMEDIATE RELEASE

Strong Year-over-Year Increase in Compass Minerals Second-Quarter
2015 Earnings; Company Reiterates Full-Year Guidance

Second-Quarter Highlights:

•	Net income up 200 percent from 2014 adjusted results

•	Operating earnings increased 79 percent

•	Salt segment earnings set second-quarter record

OVERLAND PARK, Kan. (July 27, 2015) – Second-quarter earnings for Compass Minerals (NYSE: CMP), a leading producer of essential minerals, improved significantly from 2014 results, while revenue was essentially flat.

“Our salt business demonstrated very strong performance this quarter with record-setting earnings, while our plant nutrition business continues to perform as expected,” said Fran Malecha, Compass Minerals’ president and CEO. “I am pleased with the strong commercial and operational performance across both businesses, which should ensure we can serve more customers effectively and efficiently through the fall growing season and the upcoming winter.”

Net income in the second quarter increased to $13.2 million, or $0.39 per diluted share, from a loss of $0.7 million, or $0.02 per diluted share, in the second quarter of 2014. The prior-year results included costs related to early debt redemption of approximately $6.9 million, pre-tax. Excluding these costs, net income in 2014 was $4.4 million, or $0.13 per diluted share.

Salt segment operating earnings increased 210 percent year-over-year to $21.1 million, primarily driven by improved pricing. Plant nutrition operating earnings were $16.8 million, modestly down from $17.9 million in the prior year, due to higher sulfate of potash production costs when compared to the prior year.

Compass Minerals Reports Earnings

Consolidated operating earnings rose 79 percent to $24.0 million from $13.4 million in the 2014 second quarter. Adjusted EBITDA* increased 34 percent to $43.1 million.

Compass Minerals Financial Results (in millions, except for earnings per share)
	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Sales	$183.7	$186.6	$576.7	$608.6
Sales less shipping and handling (product sales)	142.9	141.8	434.0	433.1
Operating earnings	24.0	13.4	108.7	80.4
Operating margin	13.1%	7.2%	18.8%	13.2%
Net earnings (loss)	13.2	(0.7)	73.8	49.5
Net earnings, excluding special items*	13.2	4.4	73.8	54.6
Diluted earnings per share (loss)	0.39	(0.02)	2.18	1.47
Diluted per-share earnings, excluding special items*	0.39	0.13	2.18	1.62
EBITDA*	44.3	25.1	151.6	113.6
Adjusted EBITDA*	43.1	32.2	146.9	117.6
*These are non-GAAP financial measures. Reconciliations to GAAP measures of performance are provided in tables at the end of this release.

SALT SEGMENT

Salt segment revenue declined 2 percent to $116.3 million from $118.7 million in the prior year. A 5 percent decrease in segment sales volumes was largely offset by higher average selling prices for highway deicing and consumer and industrial products.

Salt segment EBITDA increased to $32.0 million, 83 percent above 2014 results, and the segment’s EBITDA margin expanded from 15 percent to 28 percent. These improvements were driven primarily by stronger average selling prices and a more profitable product sales mix compared to the prior-year period.

Highway Deicing Bid Season Update

Compass Minerals estimates that it is 80 percent complete with the 2015-2016 North American highway deicing bid season. Tendered volumes in the company’s served area are lower this season than last year when tendered volumes were well-above average. Despite this reduction, the company expects to increase committed volumes above last year’s level. The company’s average awarded bid price has declined approximately 6 percent compared to a 25 percent increase achieved during the prior bid season.

Compass Minerals Reports Earnings

Salt Segment Performance (in millions, except for sales volumes and prices per short ton)
	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Sales	$116.3	$118.7	$433.0	$471.9
Sales less shipping and handling (product sales)	$81.2	$81.7	$303.4	$311.8
Operating earnings	$21.1	$6.8	$98.1	$70.3
Operating margin	18.1%	5.7%	22.7%	14.9%
EBITDA*	$32.0	$17.5	$119.9	$92.4
Sales volumes (in thousands of tons):
Highway deicing	1,011	990	4,858	5,732
Consumer and industrial	466	557	973	1,211
Total salt	1,477	1,547	5,831	6,943
Average sales price (per ton):
Highway deicing	$51.28	$44.93	$60.55	$52.23
Consumer and industrial	$138.19	$133.27	$142.66	$142.46
Total salt	$78.72	$76.73	$74.26	$67.97
*This is a non-GAAP financial measure. Reconciliations to GAAP measures of performance are provided in tables at the end of this release.

PLANT NUTRITION SEGMENT

Plant nutrition segment revenue totaled $64.1 million which was $1.5 million lower than prior year results. While average selling prices for plant nutrition products increased 13 percent from 2014, increased import competition from Europe and weather-related reductions in sulfate of potash demand in some east coast markets resulted in a 13 percent year-over-year decline in total sales volume.

Plant nutrition EBITDA for the quarter was $23.9 million compared to $24.8 million in the 2014 period. Improved per-ton logistics costs partially offset the earnings impact of lower sales volumes and higher per-unit costs resulting from the planned increase in use of sourced potassium feedstock following last year’s poor solar evaporation season.

Compass Minerals Reports Earnings

Plant Nutrition Segment Performance (in millions, except for sales volumes and prices per short ton)
	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Sales	$64.1	$65.6	$137.7	$131.7
Sales less shipping and handling (product sales)	$58.4	$57.8	$124.6	$116.3
Operating earnings	$16.8	$17.9	$37.6	$34.2
Operating margin	26.2%	27.3%	27.3%	26.0%
EBITDA*	$23.9	$24.8	$51.7	$47.1
Sales volume (in thousands of tons)	85	98	182	205
Average sales price (per ton)	$756	$670	$757	$641
*This is a non-GAAP financial measure. Reconciliations to GAAP measures of performance are provided in tables at the end of this release.

OTHER FINANCIAL HIGHLIGHTS

Selling, general and administrative expenses increased 10 percent from 2014 results primarily due to higher incentive compensation.

Other income in the current quarter was $1.2 million compared to other expense in the prior year of $7.1 million, which included $6.9 million in costs associated with the early redemption of $100 million in 8 percent senior notes due in 2019.

Income tax expense totaled $6.7 million, which resulted in an effective rate of 34 percent. The increased rate in the quarter reflects a discrete tax expense related to a change in Canadian tax law. For the full year, the company continues to expect an effective tax rate between 27 percent and 28 percent.

OUTLOOK

The company’s second-half and full-year outlook is summarized in the table below.

For the remainder of the year, the company expects year-over-year earnings improvement in the salt segment, despite lower highway deicing bid prices. Assuming average winter weather, increased highway deicing commitments in North America and lower salt costs are expected to keep salt segment operating earnings above prior-year results for the second half of 2015.

Compass Minerals Reports Earnings

In the plant nutrition business, demand for sulfate of potash continues to be healthy at current price levels, although the strength of the U.S. dollar and historically low ocean freight rates are increasing competition in North America. Compass Minerals remains well-positioned to serve the domestic market due to the strength of the Protassium+™ sulfate of potash brand, supported by strong customer relationships and ample product strategically positioned in key markets.

The company reiterates its full-year EPS guidance of $5.10 to $5.60 per diluted share.

2015 OUTLOOK: FULL YEAR EPS - $5.10 to $5.60
Salt Segment	2H15	FY15
Volumes	6.2 million to 7.2 million tons	12 million to 13 million tons
Average Selling Price (per ton)	$76 to $80
Operating Earnings Margin	27% to 29%
Plant Nutrition Segment
Volumes	200,000 to 230,000 tons	380,000 to 410,000 tons
Average Selling Price (per ton)	$730 to $750
Operating Earnings Margin	22% to 24%
Corporate
Corporate and Other Expense		~$52 million
Interest Expense		~$23 million
Capital Expenditures		$225 to $250 million
Effective Tax Rate		27% to 28%

Conference Call

Compass Minerals will discuss its results on a conference call tomorrow morning, Tuesday, July 28, at 9:00 a.m. ET. To access the conference call, interested parties should visit the company’s website at www.CompassMinerals.com or dial 877-614-0009. Callers must provide the conference ID number 1706826. Outside of the U.S. and Canada, callers may dial 913-643-4075. Replays of the call will be available on the company’s website for two weeks. The replay can also be accessed by phone for seven days at 888-203-1112, conference ID 1706826. Outside of the U.S. and Canada, callers may dial 719-457-0820.

An updated summary of the company’s performance is included in a presentation available on the company’s website at www.compassminerals.com/presentation.

Compass Minerals Reports Earnings

About Compass Minerals

Compass Minerals is a leading provider of essential minerals that provide solutions to nature’s challenges, including salt for winter roadway safety and other consumer, industrial and agricultural uses, and specialty plant nutrients that improve the quality and yield of crops. The company produces its minerals at locations throughout the U.S. and Canada and in the U.K. For more information about Compass Minerals and its products, please visit www.compassminerals.com.

Investor Contact	Media Contact
Theresa L. Womble	Tara Hart
Director of Investor Relations	External Communications Manager
+1.913.344.9362	+1.913.344.9319
womblet@compassminerals.com	MediaRelations@compassminerals.com

Non-GAAP Measures

Management uses a variety of measures to evaluate the company’s and its operating segments’ performance. While the consolidated financial statements provide an understanding of the company’s overall results of operations, financial condition and cash flows, management analyzes components of the consolidated financial statements to identify certain trends and evaluate specific performance areas. In addition to using U.S. generally accepted accounting principles (“GAAP”) financial measures, management uses EBITDA and EBITDA adjusted for items which management believes are not indicative of the company’s ongoing operating performance (“Adjusted EBITDA”), both non-GAAP financial measures, to evaluate the operating performance of the company’s core business operations because its resource allocation, financing methods and cost of capital, and income tax positions are managed at a corporate level, apart from the activities of the operating segments, and the operating facilities are located in different taxing jurisdictions, which can cause considerable variation in net income. The company also uses EBITDA and Adjusted EBITDA to assess its overall and operating segment operating performance and return on capital against other companies, and to evaluate potential acquisitions or other capital projects. EBITDA and Adjusted EBITDA are not calculated under GAAP and should not be considered in isolation or as a substitute for net income, cash flows or other financial data prepared in accordance with GAAP or as a

Compass Minerals Reports Earnings

measure of overall profitability or liquidity. EBITDA and Adjusted EBITDA exclude interest expense, income taxes and depreciation and amortization, each of which is an essential element of the company’s cost structure and cannot be eliminated. Consequently, any measure that excludes these elements has material limitations. While EBITDA and Adjusted EBITDA are frequently used as measures of operating performance, these terms are not necessarily comparable to similarly titled measures of other companies due to the potential inconsistencies in the method of calculation. The calculation of EBITDA and Adjusted EBITDA as used by management is set forth in the following table.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We use words such as “may,” “would,” “could,”  “should,” “will,” “likely,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “forecast,” “outlook,” “project,” “estimate” and similar expressions suggesting future outcomes or events to identify forward-looking statements or forward-looking information. These statements are based on the company's current expectations and involve risks and uncertainties that could cause the company's actual results to differ materially. The differences could be caused by a number of factors, including weather conditions, pressure on prices and impact from competitive products, any inability by us to fund necessary capital expenditures, foreign exchange rates, and the cost and availability of transportation for the distribution of our products. For further information on these and other risks and uncertainties that may affect our business, see the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2014. The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments. Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties.

Reconciliation for Net Earnings, Excluding Special Items (unaudited) (in millions)
	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net earnings (loss)	$13.2	$(0.7)	$73.8	$49.5
Costs of early debt redemption, net of taxes(1)	-	5.1	-	5.1
Net earnings, excluding special items	$13.2	$4.4	$73.8	$54.6

(1) In June 2014, the company redeemed early $100 million in senior notes for pre-tax costs of $6.9 million ($5.1 million after applicable income taxes).

Compass Minerals Reports Earnings

Reconciliation for EBITDA and Adjusted EBITDA (unaudited) (in millions)
	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net earnings (loss)	$13.2	$(0.7)	$73.8	$49.5
Interest expense	5.3	4.5	10.7	8.9
Income tax expense	6.7	2.5	28.9	18.0
Depreciation, depletion and amortization	19.1	18.8	38.2	37.2
EBITDA	$44.3	$25.1	$151.6	$113.6
Adjustments to EBITDA:
Other (income) expense(1)	(1.2)	7.1	(4.7)	4.0
Adjusted EBITDA	$43.1	$32.2	$146.9	$117.6

(1) Primarily includes interest income and foreign exchange gains and losses. The three and six months ended June 30, 2014, include a charge of $6.9 million related to redeeming and issues notes.

Reconciliation for Salt Segment EBITDA (unaudited) (in millions)
	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Operating Earnings	$21.1	$6.8	$98.1	$70.3
Depreciation, depletion and amortization	10.9	10.7	21.8	22.1
Segment EBITDA	$32.0	$17.5	$119.9	$92.4

Reconciliation for Plant Nutrition Segment EBITDA (unaudited) (in millions)
	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Operating Earnings	$16.8	$17.9	$37.6	$34.2
Depreciation, depletion and amortization	7.1	6.9	14.1	12.9
Segment EBITDA	$23.9	$24.8	$51.7	$47.1

Compass Minerals Reports Earnings

COMPASS MINERALS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions, except share and per-share data)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Sales	$183.7	$186.6	$576.7	$608.6
Shipping and handling cost	40.8	44.8	142.7	175.5
Product cost	92.3	104.3	270.2	303.3
Gross profit	50.6	37.5	163.8	129.8

Selling, general and administrative expenses	26.6	24.1	55.1	49.4
Operating earnings	24.0	13.4	108.7	80.4

Other (income) expense:
Interest expense	5.3	4.5	10.7	8.9
Other, net	(1.2)	7.1	(4.7)	4.0
Earnings before income taxes	19.9	1.8	102.7	67.5
Income tax expense	6.7	2.5	28.9	18.0
Net earnings (loss)	$13.2	$(0.7)	$73.8	$49.5

Basic net earnings per common share (loss)	$0.39	$(0.02)	$2.18	$1.47
Diluted net earnings per common share (loss)	$0.39	$(0.02)	$2.18	$1.47
Cash dividends per share	$0.66	$0.60	$1.32	$1.20

Weighted-average shares outstanding (in thousands): (1)
Basic	33,682	33,549	33,654	33,526
Diluted	33,701	33,549	33,675	33,546

(1)     Excludes participating securities. Participating securities include options, PSUs and RSUs that receive non-forfeitable dividends. Weighted participating securities included 192,000 and 204,000 for the three and six months ended June 30, 2015, respectively, and 213,000 and 216,000 for the three and six months ended June 30, 2014, respectively.

Compass Minerals Reports Earnings

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in millions)

	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$233.7	$266.8
Receivables, net	90.5	213.0
Inventories	224.3	199.0
Other current assets	22.5	23.9
Property, plant and equipment, net	736.5	700.9
Intangible and other noncurrent assets	222.8	233.6
Total assets	$1,530.3	$1,637.2
LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$3.9	$3.9
Other current liabilities	136.2	233.8
Long-term debt, net of current portion	620.6	622.5
Deferred income taxes and other noncurrent liabilities	118.8	123.4
Total stockholders' equity	650.8	653.6
Total liabilities and stockholders' equity	$1,530.3	$1,637.2

Compass Minerals Reports Earnings

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in millions)

	Six Months Ended June 30,
	2015	2014

Net cash provided by operating activities	$112.2	$161.8

Cash flows from investing activities:
Capital expenditures	(89.8)	(49.0)
Acquisition of a business	-	(86.1)
Insurance advances for investment purposes, Goderich tornado	-	8.7
Other, net	(0.5)	3.1
Net cash used in investing activities	(90.3)	(123.3)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	-	250.0
Principal payments on long-term debt	(1.9)	(100.4)
Premium and other payments to refinance debt	-	(5.5)
Deferred financing costs	-	(3.1)
Dividends paid	(44.6)	(40.4)
Proceeds received from stock option exercises	2.1	4.4
Excess tax benefit (deficiency) from equity compensation awards	0.1	(0.3)
Net cash provided by (used in) financing activities	(44.3)	104.7

Effect of exchange rate changes on cash and cash equivalents	(10.7)	1.2

Net change in cash and cash equivalents	(33.1)	144.4
Cash and cash equivalents, beginning of the period	266.8	159.6

Cash and cash equivalents, end of period	$233.7	$304.0

Compass Minerals Reports Earnings

COMPASS MINERALS INTERNATIONAL, INC.
SEGMENT INFORMATION (unaudited)
(in millions)

Three Months Ended June 30, 2015	Salt	Plant Nutrition	Corporate and Other(1)	Total
Sales to external customers	$116.3	$64.1	$3.3	$183.7
Intersegment sales	0.1	2.8	(2.9)	−
Shipping and handling cost	35.1	5.7	−	40.8
Operating earnings (loss)	21.1	16.8	(13.9)	24.0
Depreciation, depletion and amortization	10.9	7.1	1.1	19.1
Total assets (as of end of period)	905.6	563.0	61.7	1,530.3

Three Months Ended June 30, 2014	Salt	Plant Nutrition	Corporate and Other(1)	Total
Sales to external customers	$118.7	$65.6	$2.3	$186.6
Intersegment sales	0.2	2.7	(2.9)	−
Shipping and handling cost	37.0	7.8	−	44.8
Operating earnings (loss)	6.8	17.9	(11.3)	13.4
Depreciation, depletion and amortization	10.7	6.9	1.2	18.8
Total assets (as of end of period)	955.4	517.7	68.1	1,541.2

Six Months Ended June 30, 2015	Salt	Plant Nutrition	Corporate and Other(1)	Total
Sales to external customers	$433.0	$137.7	$6.0	$576.7
Intersegment sales	0.1	3.5	(3.6)	−
Shipping and handling cost	129.6	13.1	−	142.7
Operating earnings (loss)	98.1	37.6	(27.0)	108.7
Depreciation, depletion and amortization	21.8	14.1	2.3	38.2

Six Months Ended June 30, 2014	Salt	Plant Nutrition	Corporate and Other(1)	Total
Sales to external customers	$471.9	$131.7	$5.0	$608.6
Intersegment sales	0.4	3.2	(3.6)	−
Shipping and handling cost	160.1	15.4	−	175.5
Operating earnings (loss)	70.3	34.2	(24.1)	80.4
Depreciation, depletion and amortization	22.1	12.9	2.2	37.2

(1)    Corporate and Other includes corporate entities, records management operations and other incidental operations and eliminations. Operating earnings (loss) for corporate and other includes indirect corporate overhead including costs for general corporate governance and oversight, as well as costs for the human resources, information technology and finance functions.